                                                                     Exhibit 3.7

                              AMENDMENT AGREEMENT
                              -------------------
                                     (CED)

     This AMENDMENT AGREEMENT ("Agreement") is entered into and is effective as of this 28 day of May, 1999, by and among COSO ENERGY DEVELOPERS, a California general partnership ("CED"), CAITHNESS ACQUISITION COMPANY, LLC, a Delaware limited liability company ("CAC"), NEW CHIP COMPANY, LLC ("New CHIP"), a Delaware limited liability company, CAITHNESS COSO HOLDINGS, LLC, a Delaware limited liability company ("CCH") and COSO OPERATING COMPANY LLC ("COC"), a Delaware limited liability company.

                                    RECITALS
                                    --------

     WHEREAS, CED is a California general partnership that is the owner of a geothermal power facility located in Inyo County, California, commonly known as the BLM (the "Project");

     WHEREAS, CED was, prior to February 25, 1999, co-owned by Caithness Coso Holdings, L.P. (predecessor to CCH), an affiliate of Caithness Energy, L.L.C., a Delaware limited liability company ("Caithness Energy") and Coso Hotsprings Intermountain Power ("CHIP"), a former affiliate of CalEnergy Company, Inc., a Delaware corporation ("CalEnergy"). CED was constituted under the General Partnership Agreement of CED, as amended (the "Partnership Agreement") and was managed by COC, previously a wholly owned subsidiary of CalEnergy, as assignee of CalEnergy, pursuant to two Operations and Maintenance Agreements (the "O&M Agreements");

     WHEREAS, CHIP previously served as the Managing General Partner and COC previously served as the Operator of the Project, in consideration for which CHIP and COC received a management fee (the "Management Fee") and operator fees (the "Operator Fees") in accordance with the Partnership Agreement and O&M Agreements. CHIP also received a fee in consideration for its participation as a member of the Management Committee of CED (the "Committee Fee");

     WHEREAS, on February 25, 1999, CHIP was merged with and into New CHIP, a wholly owned subsidiary of CAC itself a wholly owned subsidiary of Caithness Energy. In addition, CAC acquired COC;

     WHEREAS, New CHIP, as successor to CHIP, now serves as the Managing General Partner of CED;

     WHEREAS, COC, now a wholly owned subsidiary of CAC, in conjunction with FPL Energy Operating Services, Inc., now serves as the Operator of the Project;

     WHEREAS, CAC, as sole parent of New CHIP and COC, has agreed to a large reduction in the amount of the Management Fee and has negotiated a reduction in Operator Fees from those fees previously in effect. Furthermore, New CHIP has agreed to eliminate the Committee Fee. These reductions in fees are in the best interests of CED and will have the effect of bringing the amount the Management Fee and Operating Fees more in line with the actual cost of running the Project.

     WHEREAS, CAC, as parent of New CHIP and COC, has also agreed that the right to receive the Management Fee and Operator Fees payable to COC shall be subordinate to debt service payments. This will reverse the prior arrangement, pursuant to which debt service payments were subordinate to CHIP and COC's rights to receive the Management Fee and Operator Fees. This will constitute a substantial benefit to CED as it will increase the amount of cash available for debt service;

     WHEREAS, in consideration for CAC's agreement to cause its subsidiaries to amend the Partnership Agreement and O&M Agreements to reflect the restructuring of these fees and to negotiate lower operating fees with FPL Energy Operating Services, Inc., CCH has agreed to pay to CAC a one-time fee that will represent its share of the net present value of the savings that will result from the restructuring of the fee payments over the next ten years.

     NOW, THEREFORE, in consideration of the foregoing Recitals, which are by this reference incorporated herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT


     1.   Reduction and Subordination of Fees.  CAC, as parent of New CHIP and
          -----------------------------------
COC, hereby agrees to cause New CHIP and COC to execute and deliver an amended Partnership Agreement and O&M Agreement reflecting a reduction in the amount of the Management Fee payable to CCH and Operator Fees payable to COC and elimination of the Committee Fee payable to New CHIP.

     2.   Subordination of Fees.  CAC also agree that it will cause COC to
          ---------------------
execute an agreement pursuant to which its right to receive Management Fees shall be subordinate to debt service payments on account of the new senior secured debt.

     3.   Fee Buy Down Amount.  The net present value of aggregate amount of the
          -------------------
savings over the next ten years to CED resulting from CAC's agreement to cause New CHIP and COC to execute and deliver an amended Partnership Agreement and O&M Agreement is approximately $17,214,000 (the "Fee Buy Down Amount").

     4.   Payment by CCH, LLC.  Upon execution of the amended Partnership
          -------------------
Agreement and new O&M Agreement described in Section 1 and solely from funds received by CCH from distributions in connection with the refinancing of the senior debt of CED, CCH shall pay to CAC, as designee of New CHIP and COC, in consideration for CAC's acceptance of the provisions herein, the sum of $8,951,000, which represents CCH's share of the Fee Buy Down Amount equal to CCH's proportionate ownership of CED.

     5.   Further Assurances.  The parties hereto agree that, at any times and
          ------------------
from time to time, upon the written request of the other, such party will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the other party may reasonably request in order to obtain the full benefit of the this Agreement.

     6.   Severability.  Any provision of this Agreement which is prohibited,
          ------------
unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     7.   Successors and Assigns.  Whenever in this Agreement any of the parties
          ----------------------
hereto is named or referred to, successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by and on behalf of the respective parties hereto shall be binding upon and inure to the benefit of the respective successors and permitted assigns of such parties, whether so expressed or not.

     8.   Governing Law.  This Agreement shall be governed by, interpreted
          -------------
under, and construed and enforced in accordance with the laws of the State of California.

     9.   Amendments and Waivers.  This Agreement may be amended only by a
          ----------------------
writing signed by the parties hereto. No amendment or waiver of any provision of this Agreement nor consent by any party or any departure by any other party herefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged thereby. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof (except as expressly provided herein) nor shall any single or partial exercise or any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     10.  Headings.  The section headings in this Agreement are included herein
          --------
for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     11.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

     CAITHNESS ACQUISITION COMPANY, LLC,
     a Delaware limited liability company

     By:      /s/ James D. Bishop, Jr.
          ----------------------------------------
          James D. Bishop, Jr.
          Vice Chairman

     NEW CHIP COMPANY, LLC,
     a Delaware limited liability company

     By:      /s/ James D. Bishop, Jr.
          ----------------------------------------
          James D. Bishop, Jr.
          Vice Chairman

     CAITHNESS COSO HOLDINGS, LLC,
     a Delaware limited liability company

     By:  Caithness CEA Geothermal, L.P.,
          a Delaware limited partnership,
          its Member

          By:  Caithness Power, L.L.C.,
               a Delaware limited liability company,
               its Managing General Partner

               By:      /s/ James D. Bishop, Jr.
                    ----------------------------------------
                    James D. Bishop, Jr.
                    Vice Chairman

     By:  Caithness BLM Group, L.P.,
          a Delaware limited partnership,
          its Member

          By:  Caithness Geothermal 1980 Ltd., L.P.
               a Delaware limited partnership
               its General Partner

               By:  Caithness Power, L.L.C.,
                    a Delaware limited liability company,
                    its General Partner

                    By:      /s/ James D. Bishop, Jr.
                         ----------------------------------------
                         James D. Bishop, Jr.
                         Vice Chairman

          By: Caithness Geothermal 1980 Ltd., Special Group I, L.P., a Delaware limited partnership, its General Partner

               By:  Caithness Power, L.L.C.,
                    a Delaware limited liability company,
                    its General Partner

                    By:      /s/ James D. Bishop, Jr.
                         ----------------------------------------
                         James D. Bishop, Jr.
                         Vice Chairman

          By:  West Coast Geothermal Ltd., L.P.,
               a Delaware limited partnership
               its General Partner

               By:  Caithness Power, L.L.C.,
                    a Delaware limited liability company,
                    its General Partner

                    By:      /s/ James D. Bishop, Jr.
                         ----------------------------------------
                         James D. Bishop, Jr.
                         Vice Chairman

          By:  Pacific Geothermal Ltd., L.P.,
               a Delaware limited partnership,
               its General Partner

               By:  Caithness Power, L.L.C.,
                    a Delaware limited liability company,
                    its General Partner

                    By:      /s/ James D. Bishop, Jr.
                         ----------------------------------------
                         James D. Bishop, Jr.
                         Vice Chairman

          By:  Mt. Whitney Geothermal Limited Partnership,
               a Delaware limited partnership,
               its General Partner

               By:  Caithness Power, L.L.C.,
                    a Delaware limited liability company,
                    its General Partner

                    By:      /s/ James D. Bishop, Jr.
                         ----------------------------------------
                         James D. Bishop, Jr.
                         Vice Chairman

          By:  Mt. Whitney Geothermal-II Limited Partnership,
               a Delaware limited partnership,
               its General Partner

               By:  Caithness Power, L.L.C.,
                    a Delaware limited liability company,
                    its General Partner

                    By:      /s/ James D. Bishop, Jr.
                         ----------------------------------------
                         James D. Bishop, Jr.
                         Vice Chairman

          By:  Caithness Power, L.L.C.,
               a Delaware limited liability company,
               its General Partner

               By:      /s/ James D. Bishop, Jr.
                    ----------------------------------------
                    James D. Bishop, Jr.
                    Vice Chairman

          By:  Dominion Energy, Inc.,
               a Virginia corporation,
               its Limited Partner

               By:      /s/ James W. Braswell
                    --------------------------------------
                    Name: James W. Braswell
                    Its:  Vice President

     COSO OPERATING COMPANY LLC,
     a Delaware limited liability company

     By:      /s/ James D. Bishop, Jr.
          ----------------------------------------
          James D. Bishop, Jr.
          Vice Chairman

     COSO ENERGY DEVELOPERS,
     a California general partnership

     By:  New CHIP Company, LLC,
          a Delaware limited liability company,
          its Managing General Partner

          By:      /s/ James D. Bishop, Jr
               ----------------------------------------
               James D. Bishop, Jr.
               Vice Chairman

     By:  Caithness Coso Holdings, LLC,
          a Delaware limited liability company,
          its General Partner

          By:  Caithness CEA Geothermal, L.P.,
               a Delaware limited partnership,
               its Member

               By:  Caithness Power, L.L.C.,
                    a Delaware limited liability company,
                    its Managing General Partner

                    By:      /s/ James D. Bishop, Jr.
                         ----------------------------------------
                         James D. Bishop, Jr.
                         Vice Chairman

          By:  Caithness BLM Group, L.P.,
               a Delaware limited partnership,
               its Member

               By:  Caithness Geothermal 1980 Ltd., L.P.
                    a Delaware limited partnership
                    its General Partner

                    By:  Caithness Power, L.L.C.,
                         a Delaware limited liability company,
                         its General Partner

                         By:      /s/ James D. Bishop, Jr.
                              ----------------------------------------
                              James D. Bishop, Jr.
                              Vice Chairman

               By: Caithness Geothermal 1980 Ltd., Special Group I, L.P., a Delaware limited partnership, its General Partner

                    By:  Caithness Power, L.L.C.,
                         a Delaware limited liability company,
                         its General Partner

                         By:      /s/ James D. Bishop, Jr.
                              ----------------------------------------
                              James D. Bishop, Jr.
                              Vice Chairman

               By:  West Coast Geothermal Ltd., L.P.,
                    a Delaware limited partnership
                    its General Partner

                    By:  Caithness Power, L.L.C.,
                         a Delaware limited liability company,
                         its General Partner

                         By:      /s/ James D. Bishop, Jr.
                              ----------------------------------------
                              James D. Bishop, Jr.
                              Vice Chairman

               By:  Pacific Geothermal Ltd., L.P.,
                    a Delaware limited partnership,
                    its General Partner

                    By:  Caithness Power, L.L.C.,
                         a Delaware limited liability company,
                         its General Partner

                         By:      /s/ James D. Bishop, Jr.
                              ----------------------------------------
                              James D. Bishop, Jr.
                              Vice Chairman

               By:  Mt. Whitney Geothermal Limited Partnership,
                    a Delaware limited partnership,
                    its General Partner

                    By:  Caithness Power, L.L.C.,
                         a Delaware limited liability company,
                         its General Partner

                         By:      /s/ Christopher T. McCallion
                              ----------------------------------------
                              Christopher T. McCallion
                              Executive Vice President

               By: Mt. Whitney Geothermal-II Limited Partnership, a Delaware limited partnership, its General Partner

                    By:  Caithness Power, L.L.C.,
                         a Delaware limited liability company,
                         its General Partner

                         By:      /s/ Christopher T. McCallion
                              ----------------------------------------
                              Christopher T. McCallion
                              Executive Vice President

               By:  Caithness Power, L.L.C.,
                    a Delaware limited liability company,
                    its General Partner

                    By:      /s/ Christopher T. McCallion
                         ----------------------------------------
                         Christopher T. McCallion
                         Executive Vice President

               By:  Dominion Energy, Inc.,
                    a Virginia corporation,
                    its Limited Partner

                    By:      /s/ James W. Braswell
                         -------------------------------------
                         Name: James W. Braswell
                         Its:  Vice President